Exhibit 99.1

YOU On Demand and Bruno Wu’s Sun Seven Stars Reach Definitive Agreement For Strategic Investment

-     Transaction includes a $10 million investment from Sun Seven Stars

-     Transaction expected to close December 2015

(New York, NY, 11/24/2015): YOU On Demand Holdings, Inc. (NASDAQ: YOD) (“YOU On Demand” or “YOD”), a leading Video On Demand (“VOD”) service provider in China, delivering Hollywood movies & premium content to TV and mobile screens, and Bruno Wu’s Sun Seven Stars Media Group Limited (SSS), one of the largest private media and investment conglomerates in China, have reached a definitive agreement on the previously announced investment proposal from SSS.

The transaction, which was unanimously approved by both companies' Boards of Directors, is expected to close December 2015, subject to customary approvals, including approval by holders of a majority of the outstanding shares of YOD common stock as well as other customary closing conditions. YOU On Demand’s largest shareholders including Executive Chairman Xuesong Song and Chairman Shane McMahon have pledged to vote in favor of the transaction.

For a more detailed summary of the material provisions of the strategic investment, see YOU On Demand's current report on Form 8-K that will be filed with the U.S. Securities and Exchange Commission (“SEC”) at www.sec.gov.

In addition, YOD intends to file with the SEC a preliminary proxy statement and a definitive proxy statement and all other relevant materials in connection with the proposed transaction in order to obtain the necessary stockholder approvals at YOD’s Annual Meeting. The proxy statement and other relevant materials (when they become available), and any other documents filed by YOU On Demand with the SEC, may be obtained free of charge at the SEC's website at www.sec.gov.

Commenting on the transaction, Chairman of YOU on Demand Shane McMahon stated, “Bruno Wu and Sun Seven Stars have been rapidly and deftly building a next generation world-class entertainment company over the last several years. Combining YOD’s capabilities with Mr. Wu’s and Sun Seven Star’s reputation, worldwide presence, financial strength and media relationships, will greatly enhance YOD’s ability to meet the expanding needs and tastes of China’s paid content consumers. We see this transaction as a perfect opportunity to position us for growth in the short and long term. We look forward to laying out in more detail YOD’s mutually beneficial strategic plans, at the close of this transaction.”

About YOU On Demand Holdings, Inc. (http://corporate.yod.com)

YOU On Demand (NASDAQ: YOD), is a leading multi-platform entertainment service company delivering premium content, including leading Hollywood movie titles, to customers across China via Subscription Video On Demand and Transactional Video On Demand. The Company has secured alliances with leading global media operators and content developers.  YOU On Demand has content distribution agreements in place with many of Hollywood's top studios including Disney Media Distribution, Paramount Pictures, NBC Universal and Twentieth Century Fox Television Distribution, as well as a broad selection of the best content from Chinese filmmakers. The Company has a comprehensive end-to-end secure delivery system, governmental partnerships and approvals and offers additional value-added services. YOU On Demand has strategic partnerships with the largest media entities in China, a highly experienced management team with international background and expertise in Cable, Television, Film, Digital Media, Internet and Telecom. YOU On Demand is headquartered in New York, NY with its China headquarters in Beijing.

Safe Harbor Statement

This press release contains certain statements that may include "forward looking statements." All statements other than statements of historical fact included herein are "forward-looking statements." These forward looking statements are often identified by the use of forward-looking terminology such as "believes," "expects" or similar expressions, involve known and unknown risks and uncertainties. Particular forward-looking statements in this release include statements regarding the closing of the transaction with SSS, and the effects of the business partnership with SSS. Although the Company believes that the expectations reflected in such forward-looking statements are reasonable, they do involve assumptions, risks and uncertainties, and these expectations may prove to be incorrect. You should not place undue reliance on these forward-looking statements, which speak only as of the date of this press release. The Company's actual results could differ materially from those anticipated in these forward-looking statements as a result of a variety of factors, including those discussed in the Company's periodic reports that are filed with the Securities and Exchange Commission and available on its website (http://www.sec.gov). All forward-looking statements attributable to the Company or persons acting on its behalf are expressly qualified in their entirety by these factors. Other than as required under the securities laws, the Company does not assume a duty to update these forward-looking statements.

CONTACT:

Jason Finkelstein

YOU On Demand

212-206-1216

jason.finkelstein@yod.com

@youondemand

corporate.yod.com